Exhibit 99.1

Five9 Reports Second Quarter Results
Revenue Growth of 44%
50% Growth in LTM Enterprise Subscription Revenue
SAN RAMON, Calif. - July 27, 2021 - Five9, Inc. (NASDAQ:FIVN), a leading provider of cloud contact center software, today reported results for the second quarter ended June 30, 2021.
Second Quarter 2021 Financial Results
•Revenue for the second quarter of 2021 increased 44% to a record $143.8 million, compared to $99.8 million for the second quarter of 2020.
•GAAP gross margin was 55.2% for the second quarter of 2021, compared to 57.5% for the second quarter of 2020.
•Adjusted gross margin was 63.3% for the second quarter of 2021, compared to 65.7% for the second quarter of 2020.
•GAAP net loss for the second quarter of 2021 was $(16.5) million, or $(0.25) per basic share, compared to GAAP net loss of $(16.1) million, or $(0.25) per basic share, for the second quarter of 2020.
•Non-GAAP net income for the second quarter of 2021 was $16.0 million, or $0.23 per diluted share, compared to non-GAAP net income of $14.1 million, or $0.21 per diluted share, for the second quarter of 2020.
•Adjusted EBITDA for the second quarter of 2021 was $24.0 million, or 16.7% of revenue, compared to $18.3 million, or 18.3% of revenue, for the second quarter of 2020.
•GAAP operating cash flow for the second quarter of 2021 was $11.4 million, compared to GAAP operating cash flow of $14.8 million for the second quarter of 2020.

Revenue Composition
•Total revenue for the second quarter of 2021 was comprised of 92% recurring and 8% one-time professional services.
•Enterprise customers accounted for 84% of LTM total revenue.

Business Outlook
Given the announcement made on July 18, 2021 regarding Five9’s entry into a definitive agreement to be acquired by Zoom Video Communications, Inc., the Company will not be providing financial guidance for the third quarter or full year 2021. The Company’s previously issued full year financial guidance should no longer be relied upon.

Conference Call Details
Due to the pending transaction, the Company will not host a conference call in conjunction with this release. Please visit the Investor Relations section of the Company’s website at http://investors.five9.com/ for the latest Five9 releases and information.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures. We calculate adjusted gross profit and adjusted gross margin by adding back the following items to gross profit: depreciation, intangibles amortization, stock-based compensation, COVID-19 relief bonus for employees and one-time integration costs. We calculate adjusted EBITDA by adding back or removing the following items to or from GAAP net income (loss): depreciation and amortization, stock-based compensation, interest expense, loss on early extinguishment of debt, other expense and interest (income), acquisition-related transaction costs and one-time integration costs, COVID-19 relief bonus for employees, contingent consideration expense and provision for (benefit from) income taxes. We calculate non-GAAP operating income by adding back or removing the following items to or from GAAP operating income (loss): stock-based compensation, intangibles amortization, acquisition-related transaction costs and one-time integration costs and contingent consideration expense. We calculate non-GAAP net income by adding back or removing the following items to or from GAAP net income (loss): stock-based compensation, intangibles amortization, amortization of discount and issuance costs on convertible senior notes, loss on early extinguishment of debt, acquisition-related transaction costs and one-time integration costs, COVID-19 relief bonus for employees, contingent consideration expense and tax benefit of valuation allowance associated with an acquisition. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. The Company considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented only as supplemental information for purposes of understanding the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP. Please see the reconciliation of non-GAAP financial measures set forth herein and attached to this release.

Forward-Looking Statements
This news release contains certain forward-looking statements and the statements regarding the proposed acquisition of Five9 by Zoom. These forward-looking statements are made as of the date they were first issued and were based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate, including risks and uncertainties related to the announcement of the Zoom transaction, the restrictive covenants contained in the definitive agreement with Zoom, and the impact of the announcement of the Zoom transaction on our business and operations. Other risks that may cause these forward-looking statements to be inaccurate include, among others: (i) our quarterly and annual results may fluctuate significantly, including as a result of the timing and success of new product and feature introductions by us, may not fully reflect the underlying performance of our business and may result in decreases in the price of our common stock; (ii) if we are unable to attract new clients or sell additional services and functionality to our existing clients, our revenue and revenue growth will be harmed; (iii) our recent rapid growth may not be indicative of our future growth, and even if we continue to grow rapidly, we may fail to manage our growth effectively; (iv) failure to adequately retain and expand our sales force will impede our growth; (v) if we fail to manage our technical operations infrastructure, our existing clients may experience service outages, our new clients may experience delays in the deployment of our solution and we could be subject to, among other things, claims for credits or damages; (vi) our growth depends in part on the success of our strategic relationships with third parties and our failure to successfully maintain, grow and manage these relationships could harm our business; (vii) we have established, and are continuing to increase, our network of master agents and resellers to sell our solution; our failure to effectively develop, manage, and maintain this network could materially harm our revenues; (viii) adverse economic conditions may harm our business; (ix) the effects of the COVID-19 pandemic have materially affected how we, our clients and business partners are operating, and the duration and extent to which this will impact our future results of operations and overall financial performance remains uncertain; (x) security breaches and improper access to or disclosure of our data or our clients’ data, or other cyber attacks on our systems, could result in litigation and regulatory risk, harm our reputation and our business; (xi) we may acquire other companies or technologies, or be the target of strategic transactions, or be impacted by transactions by other companies, which could divert our management’s attention, result in additional dilution to our stockholders and otherwise disrupt our operations and harm our operating results; (xii) the markets in which we participate involve numerous competitors and are highly competitive, and if we do not compete effectively, our operating results could be harmed; (xiii) if our existing clients terminate their subscriptions or reduce their subscriptions and related usage, our revenues and gross margins will be harmed and we will be required to spend more money to grow our client base; (xiv) we sell our solution to larger organizations that require longer sales and implementation cycles and often demand more configuration and integration services or customized features and functions that we may not offer, any of which could delay or prevent these sales and harm our growth rates, business and operating results; (xv) because a significant percentage of our revenue is derived from existing clients, downturns or upturns in new sales will not be immediately reflected in our operating results and may be difficult to discern; (xvi) we rely on third-party telecommunications and internet service providers to provide our clients and their customers with telecommunication services and connectivity to our cloud contact center software and any failure by these service providers to provide reliable services could cause us to lose clients and subject us to claims for credits or damages, among other things; (xvii) we have a history of losses and we may be unable to achieve or sustain profitability; (xviii) the contact center software solutions market is subject to rapid technological change, and we must develop and sell incremental and new products in order to maintain and grow our business; (xix) we may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs; (xx) failure to comply with laws and regulations could harm our business and our reputation; (xxi) we may not have sufficient cash to service our convertible senior notes and repay such notes, if required, and other risks attendant to our convertible senior notes and increased debt levels; (xxii) closing of the proposed transaction with Zoom on anticipated timing or at all (including the risk that the conditions to the transaction are not satisfied on a timely basis or at all or the failure of the transaction to close for any other reason) and terms (including obtaining the anticipated tax treatment, regulatory approvals, required consents or authorizations); and (xxiii) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Such forward-looking statements speak only as of the date hereof and readers should not unduly rely on such statements. We undertake no obligation to update the information contained in this press release, including in any forward-looking statements.

About Five9
Five9 is a leading provider of cloud contact center software for the intelligent contact center space, bringing the power of cloud innovation to customers and facilitating more than seven billion call minutes annually. Five9 provides end-to-end solutions with omnichannel routing, analytics, WFO and AI to increase agent productivity and deliver tangible business results. The Five9 Genius platform is reliable, secure, compliant and scalable; designed to create exceptional personalized customer experiences. For more information, visit www.five9.com.

FIVE9, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$175,199	$220,372
Marketable investments	390,986	383,171
Accounts receivable, net	53,811	48,731
Prepaid expenses and other current assets	22,110	16,149
Deferred contract acquisition costs, net	26,791	20,695
Total current assets	668,897	689,118
Property and equipment, net	63,107	51,213
Operating lease right-of-use assets	46,966	9,010
Intangible assets, net	45,790	51,684
Goodwill	165,420	165,420
Marketable investments	72,758	42,127
Other assets	3,089	3,236
Deferred contract acquisition costs, net — less current portion	69,689	51,934
Total assets	$1,135,716	$1,063,742
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,632	$17,145
Accrued and other current liabilities	74,024	44,450
Operating lease liabilities	7,758	3,912
Accrued federal fees	5,138	3,745
Sales tax liabilities	1,588	1,714
Finance lease liabilities	36	612
Deferred revenue	33,237	31,983
Total current liabilities	139,413	103,561
Convertible senior notes	773,588	643,316
Sales tax liabilities — less current portion	867	857
Operating lease liabilities — less current portion	46,029	5,379
Other long-term liabilities	13,113	31,465
Total liabilities	973,010	784,578
Stockholders’ equity:
Common stock	68	67
Additional paid-in capital	366,637	476,941
Accumulated other comprehensive income	299	335
Accumulated deficit	(204,298)	(198,179)
Total stockholders’ equity	162,706	279,164
Total liabilities and stockholders’ equity	$1,135,716	$1,063,742

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020

Revenue	$143,782	$99,792	$281,664	$194,880
Cost of revenue	64,395	42,453	124,198	82,490
Gross profit	79,387	57,339	157,466	112,390
Operating expenses:
Research and development	24,648	17,208	46,769	32,397
Sales and marketing	46,024	32,231	90,823	62,391
General and administrative	22,909	16,129	45,154	30,787
Total operating expenses	93,581	65,568	182,746	125,575
Loss from operations	(14,194)	(8,229)	(25,280)	(13,185)
Other (expense) income, net:
Interest expense	(2,118)	(5,734)	(4,056)	(9,218)
Loss on early extinguishment of debt	—	(5,794)	—	(5,794)
Other (expense) and interest income	(353)	829	(178)	1,901
Total other (expense) income, net	(2,471)	(10,699)	(4,234)	(13,111)
Loss before income taxes	(16,665)	(18,928)	(29,514)	(26,296)
Benefit from income taxes	(135)	(2,876)	(652)	(2,807)
Net loss	$(16,530)	$(16,052)	$(28,862)	$(23,489)
Net loss per share:
Basic and diluted	$(0.25)	$(0.25)	$(0.43)	$(0.38)
Shares used in computing net loss per share:
Basic and diluted	67,292	63,282	67,008	62,494

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 30, 2021	June 30, 2020
Cash flows from operating activities:
Net loss	$(28,862)	$(23,489)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	18,414	11,213
Amortization of operating lease right-of-use assets	4,473	2,786
Amortization of deferred contract acquisition costs	11,468	7,305
Amortization of premium on marketable investments	3,521	630
Provision for doubtful accounts	337	353
Stock-based compensation	45,809	30,585
Loss on early extinguishment of debt	—	5,794
Amortization of discount and issuance costs on convertible senior notes (1)	1,959	8,571
Change in fair of value of contingent consideration	5,200	—
Tax benefit of valuation allowance associated with an acquisition	—	(2,910)
Other	226	82
Changes in operating assets and liabilities:
Accounts receivable	(5,526)	(2,119)
Prepaid expenses and other current assets	(5,962)	(7,065)
Deferred contract acquisition costs	(35,319)	(19,153)
Other assets	147	(1,604)
Accounts payable	1,725	2,553
Accrued and other current liabilities	23,343	9,561
Accrued federal fees and sales tax liability	1,277	(945)
Deferred revenue	(2,118)	3,292
Other liabilities	(14,955)	(281)
Net cash provided by operating activities	25,157	25,159
Cash flows from investing activities:
Purchases of marketable investments	(325,628)	(460,899)
Proceeds from maturities of marketable investments	283,605	167,850
Purchases of property and equipment	(19,477)	(14,891)
Cash paid to acquire Virtual Observer	—	(28,313)
Cash paid to acquire substantially all of the assets of Whendu	—	(100)
Net cash used in investing activities	(61,500)	(336,353)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs	—	728,812
Payments for capped call transactions	—	(90,448)
Repurchase of a portion of 2023 convertible senior notes, net of costs	(17,622)	(181,462)
Proceeds from exercise of common stock options	4,439	6,080
Proceeds from sale of common stock under ESPP	8,128	5,666
Payment of holdback related to the Virtual Observer acquisition	(3,200)	—
Payments of finance leases	(575)	(2,195)
Net cash (used in) provided by financing activities	(8,830)	466,453
Net (decrease) increase in cash and cash equivalents	(45,173)	155,259
Cash and cash equivalents:
Beginning of period	220,372	77,976
End of period	$175,199	$233,235

(1)During the first quarter of 2021, the Company early adopted ASU 2020-06 which resulted in the elimination of amortization of discount on the convertible senior notes from January 1, 2021.

FIVE9, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020

GAAP gross profit	$79,387	$57,339	$157,466	$112,390
GAAP gross margin	55.2%	57.5%	55.9%	57.7%
Non-GAAP adjustments:
Depreciation	4,878	3,382	9,018	6,232
Intangibles amortization	2,947	1,738	5,894	2,828
Stock-based compensation	3,781	2,499	6,886	4,488
COVID-19 relief bonus for employees	—	618	—	618
One-time integration costs	2	—	32	—
Adjusted gross profit	$90,995	$65,576	$179,296	$126,556
Adjusted gross margin	63.3%	65.7%	63.7%	64.9%

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020

GAAP net loss	$(16,530)	$(16,052)	$(28,862)	$(23,489)
Non-GAAP adjustments:
Depreciation and amortization	9,651	6,243	18,414	11,213
Stock-based compensation	24,901	16,791	45,809	30,585
Interest expense	2,118	5,734	4,056	9,218
Loss on early extinguishment of debt	—	5,794	—	5,794
Other expense and interest (income)	353	(829)	178	(1,901)
Acquisition-related transaction costs and one-time integration costs	973	1,637	2,067	1,966
COVID-19 relief bonus for employees	—	1,817	—	1,817
Contingent consideration expense	2,700	—	5,200	—
Benefit from income taxes	(135)	(2,876)	(652)	(2,807)
Adjusted EBITDA	$24,031	$18,259	$46,210	$32,396
Adjusted EBITDA as % of revenue	16.7%	18.3%	16.4%	16.6%

FIVE9, INC.
RECONCILIATION OF GAAP OPERATING INCOME (LOSS) TO NON-GAAP OPERATING INCOME
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020

Loss from operations	$(14,194)	$(8,229)	$(25,280)	$(13,185)
Non-GAAP adjustments:
Stock-based compensation	24,901	16,791	45,809	30,585
Intangibles amortization	2,947	1,738	5,894	2,828
Acquisition-related transaction costs and one-time integration costs	973	1,637	2,067	1,966
COVID-19 relief bonus for employees	—	1,817	—	1,817
Contingent consideration expense	2,700	—	5,200	—
Non-GAAP operating income	$17,327	$13,754	$33,690	$24,011

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020

GAAP net loss	$(16,530)	$(16,052)	$(28,862)	$(23,489)
Non-GAAP adjustments:
Stock-based compensation	24,901	16,791	45,809	30,585
Intangibles amortization	2,947	1,738	5,894	2,828
Amortization of discount and issuance costs on convertible senior notes (1)	985	5,251	1,959	8,571
Loss on early extinguishment of debt	—	5,794	—	5,794
Acquisition-related transaction costs and one-time integration costs	973	1,637	2,067	1,966
COVID-19 relief bonus for employees	—	1,817	—	1,817
Contingent consideration expense	2,700	—	5,200	—
Tax benefit of valuation allowance associated with an acquisition	—	(2,910)	—	(2,910)
Non-GAAP net income	$15,976	$14,066	$32,067	$25,162
GAAP net loss per share:
Basic and diluted	$(0.25)	$(0.25)	$(0.43)	$(0.38)
Non-GAAP net income per share:
Basic	$0.24	$0.22	$0.48	$0.40
Diluted	$0.23	$0.21	$0.45	$0.38
Shares used in computing GAAP net loss per share:
Basic and diluted	67,292	63,282	67,008	62,494
Shares used in computing non-GAAP net income per share:
Basic	67,292	63,282	67,008	62,494
Diluted	70,774	67,171	70,640	65,960

(1)During the first quarter of 2021, the Company early adopted ASU 2020-06 which resulted in the elimination of amortization of discount on the convertible senior notes from January 1, 2021.

FIVE9, INC.
SUMMARY OF STOCK-BASED COMPENSATION, DEPRECIATION AND INTANGIBLES AMORTIZATION
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2021			June 30, 2020
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$3,781	$4,878	$2,947	$2,499	$3,382	$1,738
Research and development	6,152	729	—	3,684	497	—
Sales and marketing	8,208	1	—	5,265	2	—
General and administrative	6,760	1,096	—	5,343	624	—
Total	$24,901	$6,704	$2,947	$16,791	$4,505	$1,738

	Six Months Ended
	June 30, 2021			June 30, 2020
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$6,886	$9,018	$5,894	$4,488	$6,232	$2,828
Research and development	10,915	1,325	—	6,491	963	—
Sales and marketing	14,979	2	—	9,371	3	—
General and administrative	13,029	2,175	—	10,235	1,187	—
Total	$45,809	$12,520	$5,894	$30,585	$8,385	$2,828

Investor Relations Contacts:

Five9, Inc.
Barry Zwarenstein
Chief Financial Officer
925-201-2000 ext. 5959
IR@five9.com

The Blueshirt Group for Five9, Inc.
Lisa Laukkanen
415-217-4967
Lisa@blueshirtgroup.com

# # #